BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

FL Office 7951 SW 6th St., Suite. 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230 NC Office 19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-892-8733 Fax: 704-892-6487

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Brazil Interactive Media, Inc. and its subsidiary

We have audited the accompanying consolidated balance sheets of Brazil Interactive Media, Inc. and its subsidiary (“the Company”) as of December 31, 2012 and 2011 and the related consolidated statements of income, stockholders’ equity, and consolidated cash flows for the years ended December 31, 2012 and 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brazil Interactive Media, Inc. and its subsidiary as of December 31, 2012 and 2011, and the results of its operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 16 to the financial statements, the company restated its financial statements for the year ended December 31, 2012 due to understatement of its current liability and other receivable.

/ Bongiovanni & Associates, CPA’s/

Bongiovanni & Associates, CPA’s

Certified Public Accountants

Cornelius, North Carolina

The United States of America

February 27, 2013, except for Note 16, for which the date is May 30, 2013

www.ba-cpa.net

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BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2012 AND 2011
	(restated)
ASSETS	2012	2011
Current assets:
Cash	$146,331	$193,255
Accounts receivable	484,982	161,005
Prepayments and advances	68,910	162,302
Total current assets	700,222	516,562

Fixed assets	447,619	—
TOTAL ASSETS	$1,147,841	$516,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$171,497	$369,755
Due to third party	220,000	—
Taxes payable	194,883	74,425
Note payable	170,000	—
Bank loans payable	22,621	21,467
Total current liabilities	779,002	465,649

Long-term liabilities:
Tax installments payable	436,355	—
Total long-term liabilities	436,355	—
TOTAL LIABILITIES	1,215,357	465,649

COMMITMENTS AND CONTINGENCIES

Stockholders' equity
Common stock ($0.0001 par value, 80,000,000 shares authorized; 1,000,000 and -0- shares issued and outstanding as of December 31, 2012 and 2011, respectively)	100	—
Preferred stock ($0.0001 par value, 20,000,000 shares authorized, -0- and -0- shares issued and outstanding as of December 31. 2012 and 2011, respectively)	—	—
Due from shareholders	(5,367)	(5,367)
Additional paid-in-capital	225,147	5,367
Accumulated other comprehensive income (loss)	(14,015)	(4,966)
Retained earnings (deficit)	(273,380)	55,880
TOTAL STOCKHOLDERS’ EQUITY	(67,515)	50,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,147,841	$516,562

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
	(restated)
	For the year ended	For the year ended
	December 31, 2012	December 31, 2011

Revenue	$3,949,624	$2,035,416
Cost of sales	(2,518,980)	(1,195,695)
Gross profit	1,430,645	839,721

Operating Expenses:
Other taxes	283,374	61,938
Payroll	435,574	432,521
Contract labor	—	144,131
Rent	118,355	42,434
Other general and administrative expenses	179,921	68,964
Operating income	413,420	89,732

Other income (expense):
Interest expense	(49,001)	(14,207)
Other receivable write off- related party	(390,000)	—
Total Other income (expense):	(439,001)	(14,207)
Income before income taxes	(25,581)	75,525

Income taxes	(303,679)	(19,646)
Net income	(329,260)	55,880

Other comprehensive income (expense)
Foreign currency translation adjustment	(9,049)	(4,966)
Comprehensive income	$(338,309)	$50,914

Basic and fully diluted net income (loss) per common share:	($3.95)	—

Weighted average common shares outstanding	83,333	—

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) (RESTATED)
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Common stock		Preferred stock		Due from shareholders	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings (deficit)	Total stockholders' equity
	Common share	Amount (Par value $0.0001)	Preferred share	Amount
Balances at January 1, 2011	—	$—	—	$—	$(5,367)	$5,367	$—	$—	$—
Net income	—	—	—	—	—	—	—	55,880	55,880
Translation adjustments	—	—	—	—	—	—	(4,966)	—	(4,966)
Balances at December 31, 2011	—	—	—	—	(5,367)	5,367	(4,966)	55,880	50,914
Common stock issued for cash	1,000,000	100	—	—	—	—	—	—	100
Shareholder contribution of equipment	—	—	—	—	—	219,780	—	—	219,780
Net loss	—	—	—	—	—	—	—	(329,260)	(329,260)
Translation adjustments	—	—	—	—	—	—	(9,049)	—	(9,049)
Balances at December 31, 2012	1,000,000	$100	—	$—	$(5,367)	$225,147	$(14,015)	$(273,380)	$(67,515)

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	For the year ended	For the year ended
	December 31, 2012	December 31, 2011
Cash flows from operating activities:	(restated)
Net income (loss)	$(329,260)	$55,880
Other receivable write off- related party	390,000	—
Changes in operating assets and liabilities:
Accounts receivable	(354,904)	(176,709)
Other receivable- related party	(390,000)	—
Prepayments and advances	82,618	(178,132)
Accounts payable and accrued expenses	274,087	405,820
Taxes payables	133,331	81,684
Net cash provided by (used in) operating activities	(194,127)	188,544

Cash flows from investing activities:
Purchase of equipment	(8,450)	—
Net cash (used in) investing activities	(8,450)	—

Cash flows from financing activities:
Proceeds from bank loan payable	67,478	114,860
Proceed from note payable	170,000	—
Principal repayments of bank loan payable	(64,244)	(91,299)
Proceeds from issuing common stock	100	—
Net cash provided by financing activities	173,334	23,561

Foreign currency translation adjustment	(17,650)	(18,880)

Increase (decrease) in cash and cash equivalents	(46,893)	193,225

Cash and cash equivalents at beginning of year	193,225	—

Cash and cash equivalents at end of year	$146,331	$193,225

Cash paid for:
Income tax	$—	—
Interest	$24,028	$12,388

NON-CASH INVESTING ACTIVITIES
Shareholder contribution of equipment	$219,780	$—
Payment of accounts receivable with fixed assets	$219,389	$—

The Report of Independent Registered Public Accounting Firm and accompanying notes are an integral part of these financial statements

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 1. ORGANIZATION AND BUSINESS BACKGROUND

Brazil Interactive Media Inc. (the “Company” or “BIMI”) was incorporated in the State of Delaware on September 11, 2012.  The principal activity of BIMI at that time was seeking and consummating a merger or acquisition opportunity with EsoTV Brasil Trade Promotion and Advertising License Ltda. (“ESOTV”), a corporation organized under the laws of Federative Republic of Brazil (“Brazil”).

On November 28, 2012, the Company entered into a Plan of Exchange agreement (the “Plan of Exchange”) between and among the Company and Jose Percival Palesel, the sole owner of ESOTV. By this agreement, BIMI was transferred all issued and outstanding shares of EsoTV (100,000 "quotas") from Palesel in exchange for the founder's shares of BIMI issued on November 28, 2012.  As a result of the agreement, Palesel received an 88.5% stake in BIMI via his U.S.A. LLC Brazil Interactive Holdings, Brazilian Investment Group, LLC received a 5.5% stake, and Themistocles Psomiadis received a 6% stake. By means of an assignment agreement dated December 6, 2012, Palesel transferred his ownership of Brazil Interactive Holdings, LLC to Andrea Villas Boas.

The stock exchange transaction was accounted for as a reverse acquisition and recapitalization of the Company whereby ESOTV was deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer).  The accompanying consolidated financial statements are in substance those of ESOTV, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction.  The Company is deemed to be a continuation of the business of ESOTV.  Accordingly, the accompanying consolidated financial statements include the following:

(1)	The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)	The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

Brazil Interactive Media, Inc. and ESOTV are hereinafter referred to as (the “Company”).

ESOTV started operation in June 2011.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

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BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Generally Accepted Accounting Principles (“GAAP”)

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Such accounting principles differ in certain respects from accounting principles generally accepted in Brazil (“Brazilian GAAP”), which is applied by the Company for its annual consolidated financial statement preparation. Unless otherwise specified, all references in these financial statements to (i) “reais,” the “real” or “R$” are to the Brazilian real (singular), or to the Brazilian reais (plural), the legal currency of Brazil, and (ii) “U.S. dollars” or “$” are to United States dollars.

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary.

All significant inter-company balances and transactions within the Company and subsidiary have been eliminated upon consolidation.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of December 31, 2012 and 2011, the Company did not record an allowance for uncollectible accounts.

  Fixed Assets, Net

Fixed assets are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable Life	Residual Value
Machinery and Equipment	5 years	5%
Furniture and Fixture	7 years	5%

Expenditures for maintenance and repairs that do not make the fixed asset more useful or prolong its useful life are expensed as incurred.

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Fair Value for Financial Assets and Financial Liabilities

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification (“ASC”) for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB ASC (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2012 and 2011 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the for the years ended December 31, 2012 and 2011, respectively.

Revenue Recognition

In accordance with guidance by paragraph 605-10-S99-1 of the FASB ASC for revenue recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

The Company produces live TV shows with an interactive telephone calling component using its own unique and proprietary programs that include quiz shows, games, psychics and live chat formats. The Company’s program content reaches the nationwide Brazilian television audience via an in-studio satellite signal uplink to a variety of Brazilian TV broadcast networks. Members of the television audiences participate in real time by telephone. The local telecommunications providers charge various per-minute rates for the incoming calls and share a portion of the revenue with the Company. Revenue is recognized by the Company when the minute volume of calls from audiences are determined by the Company’s local telecommunications providers.

Cost of Revenues

Cost of revenues consists primarily of media cost, leasing expenses related to satellite uplinks and other costs directly attributable to the provision of services.

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

 Income Taxes

Income taxes are determined in accordance with Accounting Standards Codification Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts its primary business in Brazil and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority. As of December 31, 2012 and 2011, the Company had outstanding income taxes due with the tax authority in Brazil in the amounts of $305,897 and $16,287, respectively. A portion of the income tax due in 2012, or $222,316, will be paid over time pursuant to an installment plan entered into by the Company and the tax authority in Brazil.

Earnings per share

The Company reports earnings (loss) per share in accordance with FASB Accounting Standards Codification 260 “Earnings per Share” (“ASC 260”). This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the earnings (loss) per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the periods presented. There were no adjustments required to net income for the periods presented in the computation of diluted earnings per share. There were no common stock equivalents (CSE) necessary for the computation of diluted earnings per share.

Comprehensive income

The Company adopted FASB Accounting Standards Codification 220 “Comprehensive Income” (ASC “220”) which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated balance sheets consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Foreign currency translation

The functional currency of the Company is the Brazilian Real. The Company maintains its consolidated financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

For financial reporting purposes, the consolidated financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Current assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates of the year while fixed assets and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity. The exchange rates in effect as of December 31, 2012 and 2011 were US$1 for R$2.05 and R$1.86, respectively. The average exchange rates for the two years ended December 31, 2012 and 2011 were US$1 for R$1.95 and R$1.69, respectively. There is no significant fluctuation in exchange rate for the conversion of Brazilian Real to US dollars after the balance sheet date.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

 Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

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BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s consolidated financial position, consolidated results of operations or consolidated cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, consolidated financial position, and consolidated results of operations or consolidated cash flows.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the years ended December 30, 2012 or 2011.

Subsequent Events

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements.

Recently issued accounting standards

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its consolidated financial condition or the consolidated results of its operations.

In May 2011, FASB issued Accounting Standards Update No. 2011-04, “Fair Value Measurements (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU 2011-04”).  ASU 2011-04 changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements to ensure consistency between U.S. GAAP and IFRS. ASU 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively.  The Company anticipates that the adoption of this standard will not materially expand its financial statement note disclosures.

In June 2011, FASB issued ASU No. 2011-05, “Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income” (“ASU 2011-05”), which amends current comprehensive income guidance.  This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity.  Instead, the Company must report comprehensive income in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements.  ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after December 15, 2011, with early adoption permitted.  The Company is reviewing ASU 2011-05 to ascertain its impact on the Company’s financial position, results of operations or cash flows as it only requires a change in the format of the current presentation.

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

In September 2011, the FASB issued ASU 2011-08, “Testing Goodwill for Impairment”, which allows, but does not require, an entity when performing its annual goodwill impairment test the option to first do an initial assessment of qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount for purposes of determining whether it is even necessary to perform the first step of the two-step goodwill impairment test. Accordingly, based on the option created in ASU 2011-08, the calculation of a reporting unit’s fair value is not required unless, as a result of the qualitative assessment, it is more likely than not that fair value of the reporting unit is less than its carrying amount. If it is less, the quantitative impairment test is then required. ASU 2011-08 also provides for new qualitative indicators to replace those currently used. Prior to ASU 2011-08, entities were required to test goodwill for impairment on at least an annual basis, by first comparing the fair value of a reporting unit with its carrying amount. If the fair value of a reporting unit is less than its carrying amount, then the second step of the test is performed to measure the amount of impairment loss, if any. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company adopted ASU 2011-08 during the first quarter of fiscal 2013. The adoption of ASU 2011-08 did not impact the Company’s results of operations or financial condition.

In December 2011, FASB issued Accounting Standards Update 2011-11, “Balance Sheet - Disclosures about Offsetting Assets and Liabilities” to enhance disclosure requirements relating to the offsetting of assets and liabilities on an entity's balance sheet. The update requires enhanced disclosures regarding assets and liabilities that are presented net or gross in the statement of financial position when the right of offset exists, or that are subject to an enforceable master netting arrangement. The new disclosure requirements relating to this update are retrospective and effective for annual and interim periods beginning on or after January 1, 2013. The update only requires additional disclosures, as such, the Company does not expect that the adoption of this standard will have a material impact on its results of operations, cash flows or financial condition.

In July 2012, the FASB issued ASU No. 2012-02, “Testing Indefinite-Lived Intangible Assets for Impairment”. The guidance allows companies to perform a “qualitative” assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary, similar in approach to the goodwill impairment test.

ASU 2012-02 allows companies the option to first assess qualitatively whether it is more likely than not that an indefinite-lived intangible asset is impaired, before determining whether it is necessary to perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired. Companies can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets or choose to only perform the quantitative impairment test for any indefinite-lived intangible in any period.

ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company is in the process of evaluating the guidance and the impact ASU 2012-02 will have on its consolidated financial statements.

NOTE 3. ACCOUNTS RECEIVABLE

Accounts receivable was comprised of the following amounts as of December 31, 2012 and 2011:

	2012	2011

Gross trade accounts receivable from customers	$484,982	$161,005
Allowance for doubtful customer accounts	0	0
Accounts receivable, net	$484,982	$161,005

There was no bad debt expenses recognized during the years ended December 31, 2012 and 2011 in the accompanying consolidated income statements.

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BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 4. FIXED ASSETS

Fixed assets were comprised of the following as of December 31, 2012 and 2011:

	2012	2011
Cost:
Machinery and equipment	$439,560	$0
Furniture and fixtures	8,059	0
Total cost	447,619	0
Less: Accumulated depreciation	0	0
Property and equipment, net	$447,619	$0

There was no depreciation expense recorded for the year ended December 31, 2012 since the acquisition was completed at the end of 2012 and the fixed assets were not yet placed in service for depreciation purpose.

The Company’s fixed assets are pledged as collateral in the event of default on the note payable. See note 7.

NOTE 5. BANK LOANS PAYABLE

The Company has a few monthly unsecured loans with HSBC at interest rates ranging from 1.08% to 6% per month. The balance on these loans was $22,621 and $21,467 as of December 31, 2012 and 2011, respectively. Accordingly, the Company recorded interest expense of $7,053 and $12,388 during the years ended December 31, 2012 and 2011, respectively.

NOTE 6. TAX INSTALLMENTS PAYABLE

In 2012, an installment plan was entered into by the Company and the tax authority in Brazil, pursuant to which the following taxes will be paid over time. As of December 31, 2012, the outstanding balance on the tax installments payable was $436,355.

Type of tax	Balance as of December 31, 2012

Cofins Payable - Tax on Service	$107,084
PIS Withheld Payable – Tax on Services	22,725
Social Contribution Payable – Social Security Tax	84,230
Income Tax Payable	222,316
Total	$436,355

The company’s plan to pay back the tax installments, along with interest and fines, for the next 5 years is as follows:

Year Ended
December 31	Principal	Fines	Interest	Total
2013	$87,271	$17,454	$4,763	$109,488
2014	87,271	17,454	4,763	109,488
2015	87,271	17,454	4,763	109,488
2016	87,271	17,454	4,763	109,488
2017	87,271	17,454	4,763	109,488
	$436,355	$87,270	$23,815	$547,440

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BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 7. NOTE PAYABLE

The company has a loan payable bearing monthly interest of 2% as of December 31, 2012. The balance of this loan was $170,000 as of December 31, 2012 and is secured by the Company’s fixed assets with a net book value of $447,619. The effect of accrued interest for the year ended December 31, 2012 is immaterial to the consolidated financial statements taken as a whole.

Principal maturities of the loan payable as of December 31, 2012 are as follows:

Amount
2013	$170,000
Total	$170,000

NOTE 8. CAPITAL STRUCTURE

As of December 31, 2012, the Company is authorized to issue 80,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. As of December 31, 2012, there were 1,000,000 shares of common stock issued and outstanding.

NOTE 9. INCOME TAXES

United States

The Company was incorporated in the United States of America and is subject to U.S. tax. No provisions for income taxes have been made as the Company has no U.S. related taxable income for the years presented.

Brazil

The Company’s subsidiary, ESOTV, is subject to Brazil enterprises income tax at the applicable tax rates on the taxable income as reported in its Brazilian statutory accounts in accordance with the relevant enterprises income tax laws applicable to domestic enterprises.

The Company uses the asset and liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. There are no material timing differences and therefore no deferred tax asset or liability as of December 31, 2012 and 2011. There are no net operating loss carry forwards as of December 31, 2012 and 2011.

The effective income tax expenses for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011

Current taxes	$303,679	$19,646
Deferred taxes	0	0
	$303,679	$19,646

According to Brazilian Federal Income Tax Regulation RIR/99, Article 516, a company with prior year's gross revenues not exceeding R$ 24,000,000.00 (approximately US$ 12,000,000.00) can choose between two types of taxation methods: the actual profit method and the presumed profit method. Management can choose what method to use based on the criteria of expected profit for that year but this choice must be declared with the tax authority at the beginning of the year. For year 2012, management chose presumed profit method to calculate its income tax. For year 2011, management chose actual profit method to calculate its income tax.

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Under the presumed profit method, income tax is computed based on gross revenue. A presumed profit base which is equal to 32% of gross revenue is calculated first. If this presumed profit base is less than BRL 60,000, then 15% of this presumed profit base is the income tax due. If this presumed profit base is greater than BRL 60,000, then 15% of this presume profit base plus 10% of the difference between this presume profit base and BRL 60,000 is the final income tax due.

Under the actual profit method, income tax is computed quarterly based on quarterly net profit and the cumulative year-end profits are not relevant. Net profit is equal to net revenue minus deductible expenses. If the net profit is greater than BRL 60,000, then income tax is equal to 15% of net profit plus 10% of the difference between the net profit and BRL 60,000. If net profit is less than BRL 60,000 but greater than zero, income tax is equal to 15% of net profit. If net profit is less than zero (loss), no income tax is assessed for that quarter and for the next quarter and the quarters thereafter, the Company can deduct this loss from the calculated net profit before applying the 15% rate, the deduction is limited to 30% of the calculated net profit for the quarter and the unused loss can be carry forward into next quarter.

NOTE 10. EARNINGS PER SHARE

The following table sets forth the computation of basic earnings per share for the years ended December 31, 2012 and 2011 indicated:

	2012	2011

Numerator:
Net income (loss)	$-329,260	$55,880

Denominator:
Weighted average number of shares outstanding
Basic	83,333	—
Earnings (loss) per share
Basic and fully diluted	$-3.95	$—

The basic earnings (loss) per share were calculated using the net income and the weighted average number of shares outstanding during the reporting periods. All share and per share data have been adjusted to reflect the recapitalization of the Company in the Exchange.

The Company had no dilutive instruments as of December 31, 2012 and 2011.

NOTE 11. COMMITMENT AND CONTINGENCIES

Office Leasing

The Company leases its office space under non-cancelable operating lease agreements.  The lease ends in December 2015. Based on the current rental lease agreement, the future 3 years minimum rental payments required as of December 31 are as follows:

Lease payment
Year ended, December 31, 2013	$119,766
2014	$123,359
2015	$127,060
Total	$370,185

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

The two satellite uplink leases are on a month to month basis with no future operating lease commitments.

For the years ended December 31, 2012 and 2011, the Company had rental expenses of $118,355 and $42,434, respectively.

The Company had no contingencies existing as of December 31, 2012 and 2011.

NOTE 12. CONCENTRATION AND RISK

(a)	Major Customers

The Company had one customer from which the Company generated 100% and 91.3% revenues during the years ended December 31, 2012 and 2011, respectively.

(b)	Major Vendors

During the year ended December 31, 2012, major vendors were as follows:

Vendors	Purchases
Rio Bonito	537,232	21%
Total	$537,232	21%

During the year ended December 31, 2011, major vendors were as follows:

Vendors	Purchases
Rio Bonito	251,811	21%
Total	$251,811	21%

(c)	Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

As of December 31, 2012 and 2011, substantially all of the Company’s cash and cash equivalents were held by financial institutions located in Brazil, which the Company’s management believes are of high credit quality.

The Company’s operations are carried out in Brazil. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in Brazil and by the general state of the local economy. The Company’s operations in Brazil are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company’s results may be affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

In addition, the Company is subject to risks common to companies in its industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 13. RELATED PARTY TRANSACTIONS

The Company had $390,000 other receivable from a related party, which was written off as other expense for the year ended December 31, 2012.

NOTE 14. SEGMENTS

The Company determined that it do not operate in any material, separately reportable operating segments as of December 31, 2012 and 2011.

NOTE 15. SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2012 to the date these consolidated financial statements were issued. In addition to the transactions disclosed below, the Company does not have other material subsequent events to disclose in these financial statements, except as follows:

On January 28, 2013, Brazil Interactive Media Participações, Ltda., the Company’s Brazil holding company ("BIMI BR") was formed as a subsidiary of the Company, to be the holding company for EsoTV.

On March 13, 2013, the Company entered into a merger agreement (the “Merger Agreement”) with Naturewell, Incorporated, a Delaware corporation (“Naturewell”), and Naturewell’s wholly-owned subsidiary, BIMI Acquisition Corp., a Delaware corporation incorporated by Naturewell on February 20, 2013 specifically for the purpose of consummating the Merger Agreement (the “Merger Sub”), pursuant to which Naturewell acquired all of the issued and outstanding shares of the Company. Prior to entering into the Merger Agreement, there was no relationship between the Company or its affiliates and Naturewell, other than in respect of the Merger Agreement and the transactions contemplated thereby.

On March 27, 2013, the effective date (“the Effective Date”) of the merger (the “Merger”), as provided for in the Merger Agreement, the Company and Brazil Interactive Media filed a certificate of merger with the state of Delaware, causing the merger of the Merger Sub into Brazil Interactive Media pursuant to Delaware Law. Brazil Interactive Media was the surviving company and became a wholly-owned subsidiary of Naturewell. As a result of the Merger, Brazil Interactive Media’s name was changed to BIMI, Inc.

On May 16, 2013, pursuant to the Merger Agreement, Naturewell filed a certificate of amendment (the “Amendment”) with the state of Delaware, effecting a reverse stock split at a ratio of 8,484 to one, reducing the Company’s authorized shares, and changing the name of the Company to Brazil Interactive Media, Inc.

Before the consummation of the Merger, the Company had 2,448,665,750 shares of Common Stock, 19,000,000 shares of Series A Common Stock, 3,115 shares of Series E Convertible Preferred Stock, and 75 shares of Series C Convertible Preferred Stock issued and outstanding. In accordance with the Merger Agreement, the Company converted all shares of Series A Common Stock to 19,000,000 shares of regular common stock on March 11, 2013, all shares of Series E Convertible Preferred Stock to 4,152,295 shares of common stock on March 11, 2013, and all outstanding senior convertible notes to 210,746 shares of Series G Convertible Preferred Stock and 8,220,150 shares of Common Stock on March 11, 2013. The company issued 3,740,000 Shares of Series G Convertible Preferred Stock in exchange for the BIMI common stock on March 13, 2013. On March 22, 2013, the Company issued 2,500 shares of Series H Convertible Preferred Stock. For information about recent sales of unregistered securities, see Item 3.02 of this Current Report on Form 8-K. On May 14, 2013, the Company converted all shares of Series C Convertible Preferred Stock to 1,875,000 shares of Common Stock.

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

As a result, at the time of filing of the Amendment, 2,481,913,195 shares of Common Stock were issued and outstanding, 3,970,746 shares of Series G Convertible Preferred Stock, issued in connection with the Merger Agreement, were issued and outstanding, and 2,500 shares of Series H Convertible Preferred Stock were issued and outstanding. After the effects of the reverse split implemented by the Amendment, there were 292,917 shares of the Company’s Common Stock issued and outstanding, 3,970,746 shares of the Company’s Series G Convertible Preferred Stock issued and outstanding, and 2,500 shares of Series H Convertible Preferred Stock issued and outstanding. As a result of the Amendment, the Company decreased its authorized capital from 5,000,000,000 shares of common stock, par value $0.00001, and 15,000,000 shares of preferred stock, par value $0.01, to 100,000,000 shares of common stock, par value $0.00001, and 5,000,000 shares of preferred stock, par value $0.01.

According to the Certificate of Designation establishing the Series G Convertible Preferred Stock, the Series G Convertible Preferred Stock is subject to an automatic forced conversion one business day following the date that a sufficient number of authorized and unissued shares of Common Stock becomes available to facilitate the conversion. By operation of the reverse stock split, filed on May 16, 2013, sufficient authorized and unissued shares of Common Stock became available, triggering an automatic conversion of all issued and outstanding Series G Convertible Preferred Stock to Common Stock. Those common shares in conversion of the Series G Convertible Preferred Stock have not yet been issued as of May 30, 2013. In accordance with a condition to the closing of the Merger Agreement, the Company will required that the Common Stock newly issued upon the conversion of the Series G Convertible Preferred Stock be subject to Lock Up and Leak Out Agreements that restrict the transferability of that Common Stock.

Although the Company has not yet, as of May 30, 2013, issued common stock in conversion of the Series G Convertible Preferred Stock, we expect to do so in the near future, predicated upon the execution of the Lock Up and Leak Out Agreements as a condition of the Merger Agreement. As a result of the Amendment and after the issuance of common shares in conversion of the Series G Convertible Preferred Stock, the Company expects to have approximately 40,000,000 shares of Common Stock issued and outstanding and 2,500 shares of Series H Convertible Preferred Stock issued and outstanding. The former Brazil Interactive Media Shareholders will then hold approximately 93.5% of the issued and outstanding Common Stock of the Company and the remaining 6.5% will be held by the Company's pre-merger shareholders.

As a result of the Merger Agreement, Mr. James R. Arabia and Mr. Matthew Malesek resigned as Chief Executive Officer and Chief Financial Officer, respectively, and as directors of the Company. Also as a result of the Merger Agreement, Mr. Themistocles Psomiadis became the Chief Executive Officer and a director of the Company, and Mr. Jesus Quintero became the Chief Financial Officer of the Company.

We have begun to file annual and quarterly reports based upon the fiscal year-end of Brazil Interactive Media, which is December 31.

BRAZIL INTERACTIVE MEDIA, INC. AND ITS SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

NOTE 16. RESTATEMENTS OF FINANCIAL STATEMENTS

On April 25, 2013, the Company’s management concluded that the Company’s audited financial statements for the year ended December 31, 2012 should no longer be replied on. Specifically, on the balance sheet, the Company’s currently liability was understated by $390,000 as of December 31, 2012. The company’s other receivable balance as of December 31, 2012 was also understated by $390,000, which was written off as other expense for the year ended December 31, 2012. On the income statement, the amount of other expense was increased from $49,001 to $439,001 for the year ended December 31, 2012.

The following table sets forth all the accounts in the original amounts and restated amounts, respectively.

As of December 31, 2012
	Original	Restated
Due to third party	$—	$220,000
Note Payable	$—	$170,000
Retained earnings (deficit)	$116,620	$(273,380)

For the year ended December 31, 2012
	Original	Restated
Other receivable write off - related party	$—	$390,000
Net income (loss)	$60,740	$(329,260)
Basic and fully diluted net income per common share	$0.73	$(3.95)

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